DORBioPharma, Inc.

December 12, 2005

Confidential

Kind Attn: Hans T. Schambye, PhD
Chief Executive Officer

Gastrotech Pharma A/S
Nyhavn 43B
Copenhagen 1051
Denmark

Re: Extension of Letter of Intent between DOR BioPharma, Inc., Gastrotech Pharma A/S and Sellers dated October 28, 2005 (“Letter of Intent”)

Dear Hans:

This letter confirms our mutual agreement as of the date set forth above to extend both the termination date set forth in sub-clause (i) on page 4 of the Letter of Intent and the exclusivity period set forth on page 4 of the Letter of Intent through 11:59 pm (Eastern Standard Time) on January 15, 2006. All other terms of the Letter of Intent shall remain unchanged.

Agreed and Accepted on December 29, 2005	Agreed and Accepted on December 20, 2005

DOR BIOPHARMA, INC.	GASTROTECH PHARMA A/S

By: /s/ Michael Sember	By: /s/ Hans T. Schambye
Mike Sember	Hans T. Schambye, PhD
Chief Executive Officer	Chief Executive Officer

By: /s/ Olle Isaksson
Olle Isaksson
Chairman of the Board of Directors

NORDIC BIOTECH K/S

By: /s/ Christian Hansen /s/ Florian Schonharting
Christian Hansen Florian Schonharting